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                                                                    EXHIBIT 21.B
                                                        3333 HOLDING CORPORATION


     The following list of subsidiaries of 3333 Holding Corporation, wholly-owned unless otherwise stated, includes all of the significant subsidiaries of 3333 Holding Corporation as of March 31, 1994:

                              NEVADA CORPORATIONS:

3333 Development Corporation

                                 PARTNERSHIPS:

Centex Development Company, L.P.

     All of the Company's subsidiaries are included in the Consolidated Financial Statements of the Company incorporated by reference into this Form 10-K from the Centex 1994 Annual Report to Stockholders.